Exhibit 10.3

AMENDMENT NO. 1 TO
AMENDED AND RESTATED
CREDIT AGREEMENT

BALTIC TRADING LIMITED,
as Borrower,

VARIOUS LENDERS,

AND

NORDEA BANK FINLAND PLC,
acting through its New York branch,
as Administrative Agent and Security Trustee,

Dated as of November 30, 2010

August 29, 2013

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 (this "Amendment No. 1") TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 30, 2010 (the "Original Agreement") is made as of the 29th day of August, 2013 by and among (1) BALTIC TRADING LIMITED, a corporation organized and existing under the laws of the Republic of Marshall Islands (the "Borrower"), (2) the banks and financial institutions listed in Schedule I of the Original Agreement, as lenders (the "Lenders") and (3) NORDEA BANK FINLAND PLC, acting through its New York branch, as administrative agent (in such capacity, the "Administrative Agent") and as security trustee under the Security Documents (in such capacity, the "Security Trustee").

WHEREAS, the parties to this Amendment No. 1 desire to amend the Original Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto agree as follows:

1.                   Definitions.  Unless otherwise defined herein, words and expressions defined in the Original Agreement have the same meanings when used herein, including in the recitals hereto.

2.                   Representations and Warranties.  Each of the Credit Parties hereby reaffirms as of the date hereof each and every representation and warranty made thereby in the Original Agreement and the Security Documents (it being understood and agreed that any representation or warranty which by its terms was made as of a specified date shall be true and correct in all material respects only as of such specified date).

3.                   No Defaults.  Each of the Credit Parties hereby represents and warrants that as of the date hereof there exists no Default or Event of Default.

4.                  Performance of Covenants.  Each of the Credit Parties hereby reaffirms that they have duly performed and observed the covenants and undertakings set forth in the Original Agreement and the Security Documents, on their part to be performed, and covenants and undertakes to continue duly to perform and observe such covenants and undertakings, as amended hereby, so long as the Original Agreement, as the same is amended hereby and may hereafter be amended or supplemented, shall remain in effect.

5.                   Amendment to the Original Agreement.  Subject to the terms and conditions of this Amendment No. 1, the Original Agreement is hereby amended and supplemented as follows:

(a)	All references to "this Agreement" shall be deemed to refer to the Original Agreement, as amended and supplemented hereby;

(b)	Section 2.03 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

"Commitment Reduction.  The Total Commitment hereunder shall be equal to the Facility Amount and shall be reduced in three (3) consecutive semi-annual reductions of Five Million Dollars ($5,000,000) each commencing on May 30, 2015. On the Maturity Date, the Total Commitment hereunder shall reduce to zero and the Final Payment will be due by the Borrower.";

(c)	Section 8.18 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

"Reserved.";

(d)	The following shall be added to the Original Agreement, as amended hereby, as Section 8.19:

"Most Favored Nation.  In the event that the Borrower or any of its Subsidiaries agree to the incorporation of any Financial Covenants (as defined below) which are more onerous than those contained in this Agreement into any other financing relating to the Borrower or any of its Subsidiaries (other than trade credit), the Borrower shall immediately notify the Administrative Agent and those financial covenants shall be deemed to apply to this Agreement as if set out in full herein. As used herein, "Financial Covenant" means a financial covenant applicable to the Borrower or any of its Subsidiaries which requires the maintenance of any particular financial ratio or metric, which applicable covenant has no equivalent provision in this Agreement or would be more restrictive as to the Borrower or any of the Subsidiaries than the corresponding provision set forth herein; provided however , that "Financial Covenant" shall not be deemed to include any covenant (i) relating to lender commitment reductions or terminations or the amount or payment terms of principal, interest or fees payable under any facility or additional collateral or other security granted to a lender or creditor under any facility or (ii) that would require the Borrower of any Subsidiary Guarantor to (x) provide additional collateral or other security  under this Agreement, any Security Document or any other Credit Document, whether due to Borrower's failure to maintain a specified financial ratio or metric or otherwise, (y) maintain a particular collateral maintenance ratio or substantially similar financial ratio or metric or (z) relates to maintenance of minimum cash balances or liquidity or control  of such cash or Cash Equivalents subject to any such covenant.";

(e)	Section 9.04 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

"Indebtedness.  (a) The Subsidiary Guarantors will not contract, create, incur, assume or suffer to exist any Indebtedness (other than Indebtedness incurred pursuant to this Agreement and the other Credit Documents) except:

(i) Indebtedness in a principal amount of up to Ten Million Dollars ($10,000,000) in the aggregate at any time outstanding, so long as at the time such Indebtedness is incurred: (x) no Default or Event of Default has occurred and is continuing, (y) such Indebtedness would not cause any Default or Event of Default, either on a pro forma basis for the most recently ended Test Period (or at the time of such incurrence, as applicable), or on a projected basis for the one year period following such incurrence, with each of the covenants set forth in Sections 9.07 through 9.10, inclusive, and (z) the Borrower shall have delivered an officer's certificate from the senior financial officer of the Borrower certifying that the conditions set forth in clause (x) and (y) above are satisfied and setting forth the calculations of the pro forma compliance described in clause (y) above in reasonable detail;

(ii) Indebtedness permitted under Section 9.05(iii);

(iii) the Subsidiary Guarantors may issue guarantees of Indebtedness permitted under Section 9.04(a)(i); and

(iv) the Subsidiary Guarantors may enter into and remain liable under Interest Rate Protection Agreements and Other Hedging Agreements entered into in the ordinary course of business and not for speculative purposes; provided that the obligations of the Subsidiary Guarantors thereunder are fully subordinate to their obligations hereunder on terms satisfactory to the Administrative Agent.

(b) Notwithstanding anything to the contrary set forth above in this Section 9.04, (i) no Subsidiary Guarantor shall incur any Indebtedness for borrowed money (including Contingent Obligations in respect thereof) except for (x) Indebtedness incurred pursuant to this Agreement and the other Credit Documents and (y) intercompany Indebtedness permitted pursuant to Section 9.05(iii), and (ii) except as permitted under Section 9.04(a)(ii), the Subsidiary Guarantors shall not assume, incur or suffer to exist any Contingent Obligations in respect of any Indebtedness of any of its Subsidiaries which is not a Credit Party.";

(f)	Section 9.05 of the Original Agreement shall be amended by deleting clauses (v) and (vi) and adding the following as 9.05(v) and (vi):

"(v)  the Borrower may make Investments in the Subsidiary Guarantors and in its other Wholly-Owned Subsidiaries so long as management of the Borrower in good faith believe that, after giving effect to such Investment, the Borrower shall be able to meet its payment obligations in respect of this Agreement;

(vi)  the Borrower may make Investments in its non-Wholly-Owned Subsidiaries;";

(g)	The following shall be added to the Original Agreement, as amended hereby, as Section 9.16:

"Maximum Leverage.  As of the last day of each fiscal quarter, maintain a ratio of Financial Indebtedness (including available but undrawn working capital lines) to Value Adjusted Total Assets of not greater than 0.70 to 1:00 from June 30, 2013 and at all times thereafter.";

(h)	The following shall be added to the Original Agreement, as amended hereby, as Section 9.17:

"Minimum Liquidity.  At all times until the Maturity Date, the Borrower shall maintain, on a consolidated basis, an amount of at least $500,000 per each Initial Vessel comprised of (i) cash and Cash Equivalents maintained by the Borrower and the Subsidiary Guarantors in their respective Operating Accounts and (ii) undrawn amounts available to the Borrower under this Agreement.";

(i)	The following definitions shall be added to Part II of Appendix A of the Original Agreement in their respective alphabetical order as follows:

" 'DVB Loan Agreement' shall mean that certain secured loan agreement to be entered into by and among (i) Baltic Fox Limited and Baltic Hare Limited, each a Wholly-Owned Subsidiary of the Borrower, as borrowers, (ii) the lenders party thereto and (iii) DVB Bank SE, as lender, as agent and as security agent, as the same may be amended, modified, restated or supplemented from time to time.";

" 'DVB Vessels' shall mean the two (2) dry bulk carriers that are set out in Schedule IX hereto.";

" 'Financial Indebtedness' shall mean any obligation for the payment or repayment of money, whether present or future, actual or contingent, in respect of (i) moneys borrowed; (ii) any acceptance credit; (iii) any bond, note, debenture, loan stock or similar instrument; (iv) any finance or capital lease; (v) receivables sold or discounted (other than on a non-recourse basis; (vi) deferred payments for assets or services; (vii) any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account); (viii) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; (ix) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and (x) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in clauses (i) through (ix) above; provided that the Financial Indebtedness shall not in any event include trade payables and expenses accrued in the ordinary course of business.";

" 'Fleet Market Value' means the aggregate Appraised Value of the Fleet Vessels.";

" 'Fleet Vessels' means any vessel (including the Vessels) from time to time managed by the Borrower.";

 " 'Total Assets' shall mean the amount which is equal to the total assets of the Borrower as shown in the Borrower's applicable financial statements.";

" 'Value Adjusted Total Assets' shall mean the Total Assets of the Borrower adjusted in each case for the difference of the book value of the Fleet Vessels and the Fleet Market Value."

(j)	The definition of "Applicable Margin" in Part II of Appendix A shall be deleted in its entirety and replaced with the following:

" 'Applicable Margin' shall mean either (i) 3.00% per annum, if the ratio of the Facility Amount to the Aggregate Appraised Value as provided on the most recent compliance certificate provided by the Borrower is less than or equal to 55% or (ii) 3.35% per annum, if the ratio of the Facility Amount to the Aggregate Appraised Value as provided on the most recent Compliance Certificate provided by the Borrower is greater than 55%."; and

(k)	The definition of "Appraised Value" in Part II of Appendix A shall be deleted in its entirety and replaced with the following:

" 'Appraised Value' shall mean (i) for any Vessel and any Acceptable Replacement Vessel at any time, the arithmetic average of the fair market values of such Vessel or Acceptable Replacement Vessel on an individual charter free basis as set forth on the Appraisals of at least two Approved Appraisers most recently delivered to, or obtained by, the Administrative Agent prior to such time pursuant to Sections 4.17(vi), 8.01(c) and 9.02(i) or the definition of Vessel Exchange, (ii) for any DVB Vessel, the market value of such DVB Vessel calculated in accordance with Clause 10.14 of the DVB Loan Agreement and (iii) for any other vessel, the relevant value calculated pursuant to any required methodology pursuant to any contractual obligation addressing the manner in which such other vessel is to be appraised or valued (or if there is no such other required methodology, in a manner mutually acceptable to the Borrower and the Administrative Agent).".

(l)	The definition of "Facility Amount" in Part II of Appendix A shall be deleted in its entirety and replaced with the following:

" 'Facility Amount' shall mean the amount of the credit facility granted by the Lenders to the Borrower pursuant to this Credit Agreement available to the Borrower from time to time pursuant to the terms hereof in principal amount at no time to exceed One Hundred Ten Million United States Dollars (US$110,000,000).".

(m)	The Original Agreement is hereby amended by adding Schedule IX as attached hereto as Schedule IX – DVB Vessels.

6.                   Limited Waiver of Section 9.11 of the Original Agreement.  The provisions of Section 9.11 of the Original Agreement shall be waived to permit Subsidiaries of the Borrower other than the Subsidiary Guarantors to create encumbrances or restrictions on the abilities of each such Subsidiary of the Borrower other than the Subsidiary Guarantors to (a) pay dividends or make other distributions on their capital stock or any other interest or participation in its profits owned by the Borrower or any such Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of the Borrower's Subsidiaries.  Such waiver shall  not be construed as a general waiver of Section 9.11 of the Original Agreement and the Lenders continue to reserve their full rights thereunder.

7.                 Fees and Expenses.  The Borrower agrees to pay, upon the execution hereof, (i) to the Administrative Agent, an amendment fee equal to one quarter of one percent (0.25%) of the Facility Amount (as amended hereby), which shall be for the account of the Lenders and shall be distributed by the Administrative Agent to the Lenders pro-rata based on each Lender's Commitment, and (ii) promptly upon demand therefor, all costs and expenses (including reasonable legal fees) of the Lenders and the Administrative Agent in connection with the preparation and execution of this Amendment No. 1 and any other document prepared and executed in connection herewith.

8.                 No Other Amendment.  Except as modified hereby, all terms and conditions of the Original Agreement shall remain in full force and effect and the Original Agreement shall be read and construed as if the terms of this Amendment No. 1 were included therein by way of addition or substitution, as the case may be.

9.  Other Documents. By the execution and delivery of this Amendment No. 1, each of the parties hereby consents and agrees that all references in the Security Documents shall be deemed to refer to the Original Agreement as amended and supplemented by this Amendment No. 1. By the execution and delivery of this Amendment No. 1, each of the Credit Parties hereby consents and agrees that the Security Documents and any other documents that have been or may be executed as security for the Loan and any of their respective obligations under the Security Documents shall remain in full force and effect notwithstanding the amendments contemplated hereby.

10.                Compliance.  Each of the Credit Parties shall have complied and shall then be in compliance with all the terms, covenants and conditions of the Original Agreement, the Security Documents and this Amendment No. 1, which are binding upon them.

11.                No Material Adverse Effect.  No Material Adverse Effect, nor any event that could reasonably be expected to have a Material Adverse Effect, shall have occurred and be continuing.

12.                Conditions Precedent.  The effectiveness of this Amendment No. 1 shall be expressly subject to the following conditions precedent:

(a)	Corporate Documents. The Administrative Agent shall have received such evidence as it may reasonably require as to the authority of the officers or attorneys-in-fact executing this Amendment No. 1 including, but not limited to, all agreements, instruments, documents and certificates (including a certificate of good standing) of the Credit Parties as the Administrative Agent deems necessary or advisable;

(b)	Borrower Confirmation. The Borrower shall certify to the Administrative Agent that none of the financing arrangements (excluding trade credit) to which the Borrower or any of its Subsidiaries is a party contain any Financial Covenants which are more onerous than those Financial Covenants contained in the Original Agreement as amended and supplemented by this Amendment No. 1 as of the date hereof;

(c)	Fees and Expenses Paid. The Lenders shall have received payment in full of all fees and expenses due under the Original Agreement and this Amendment No. 1;

(d)	No Event of Default. The Administrative Agent shall be satisfied that no Default or Event of Default has occurred and is continuing and the representations and warranties of the Credit Parties contained in the Original Agreement and this Amendment No. 1 shall be true on and as of the date of this Amendment No. 1 (it being understood and agreed that any representation or warranty which by its terms was made as of a specified date shall be true and correct in all material respects only as of such specified date); and

(e)	Financial Information. The Administrative Agent shall have received such financial and other information concerning the Credit Parties as it may reasonably request.

13.                Governing Law.  This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

14.                Further Assurances.  Each of the Credit Parties hereby consents and agrees that if this Amendment No. 1 or any of the Security Documents shall at any time be deemed by the Administrative Agent for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the Administrative Agent may be reasonably required in order to more effectively accomplish the purposes of this Amendment No. 1 or any of the Security Documents.

15.               Counterparts.  This Amendment No. 1 may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

16.               Headings; Amendment.  In this Amendment No. 1, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment No. 1.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the day and year first above written.

BALTIC TRADING LIMITED,
as Borrower

	By:	/s/ John C. Wobensmith
Name: John C. Wobensmith
Title: President

NORDEA BANK FINLAND PLC,
acting through its New York branch,
as Administrative Agent and Security Trustee

	By:	/s/ Mogens R. Jensen
Name: Mogens R. Jensen
Title: Senior Vice President

	By:	/s/ Håvard Tøndel
Name: Håvard Tøndel
Title: Vice President

NORDEA BANK FINLAND PLC,
acting through its New York branch,
as Lender

	By:	/s/ Mogens R. Jensen
Name: Mogens R. Jensen
Title: Senior Vice President

	By:	/s/ Håvard Tøndel
Name: Håvard Tøndel
Title: Vice President

[Signature Page – Amendment No. 1]

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL),
as Lender

	By:	/s/ Arne Juell-Skielse
Name: Arne Juell-Skielse
Title:

	By:	/s/ Jan Dahlén
Name: Jan Dahlén
Title:

[Signature Page – Amendment No. 1]

CONSENT, AGREEMENT AND AFFIRMATION

Each of the undersigned, acting as Guarantors under the Original Agreement, hereby consents and agrees to the terms and conditions of Amendment No. 1 and to the documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said Amendment No. 1 and agrees particularly to be bound by the representations, warranties and covenants relating to it contained in Sections 2 and 4 of said Amendment No. 1 to the same extent as if the undersigned were a party to said Amendment No. 1.  Each of the undersigned hereby reaffirms its obligations under the Guaranty relating to the guaranty of the obligations of the Borrower to the Lenders under or in connection with the Original Agreement, as amended by said Amendment No. 1.  In addition, pursuant to Section 9 of Amendment No. 1, each of the undersigned hereby consents and agrees that all Credit Documents to which it is a party, including but not limited to the Guaranty, shall be deemed amended to refer to the Original Agreement, as amended and supplemented by Amendment No. 1.

BALTIC LEOPARD LIMITED,
BALTIC JAGUAR LIMITED,
BALTIC PANTHER LIMITED,
BALTIC COUGAR LIMITED,
BALTIC BEAR LIMITED,
BALTIC WOLF LIMITED,
BALTIC WIND LIMITED,
BALTIC COVE LIMITED,
BALTIC BREEZE LIMITED,
each as a Guarantor and by its Sole Member

By:	/s/ John C. Wobensmith
Name: John C. Wobensmith
Title: President

[Signature Page – Amendment No. 1]

SCHEDULE IX

SUBSIDIARIES AND DVB VESSELS

DVB Vessel Name	Owner/Subsidiary	Deadweight	Year Built	IMO Number
Baltic Fox	Baltic Fox Limited	31,883	2010	9397248
Baltic Hare	Baltic Hare Limited	31,887	2009	9397236